Exhibit 5.1


                                  [Letterhead]



                                        September 15, 1997




PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, New York 10019

     Re: Asset Backed Certificates and Asset Backed Notes

Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Asset Backed Certificates ("Certificates") and Asset Backed Notes to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor") in one of more series (each, a "Series") of Certificates or Notes, as applicable. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Depositor or a trust formed by the Depositor (in either case, the "Issuer"), an indenture trustee (an "Indenture Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement"), filed as exhibits to Depositor's registration statement on Form S-11 (File No. 33-14827), is incorporated by reference as an exhibit to the Registration Statement. The form of Indenture (an "Indenture"), filed as an exhibit to Depositor's registration statement on Form S-3 (File No. 333-30939), is incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the



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PaineWebber Mortgage
Mortgage Acceptance Corporation IV     -2-                  September 15, 1997


Commission; (2) the Pooling and Servicing Agreements; (3) the Indenture and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

     Based on the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

          2. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Depositor, an Indenture Trustee and any other party thereto, such Indenture will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

          3. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

          4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Issuer, an Indenture Trustee and any other party thereto, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the
     Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of



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PaineWebber Mortgage
Mortgage Acceptance Corporation IV     -3-                  September 15, 1997



     creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law), and the holders of such Notes will be entitled to the benefits of such Indenture.

          5. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates or Offered Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                             Very truly yours,

                                             /s/ Cadwalader, Wickersham & Taft